(Translation)

Verification

It is verified hereto that the business license for a foreign invested enterprise (“FIE”) was issued to Heilongjiang Weikang Bio-Technology Group Co., Ltd. (“Heilongjiang Weikang”) by Heilongjiang Office of the State Administration for Industry and Commerce (“Heilongjiang SAIC”) on November 9, 2007. The license number is 230100100022961. The expiration date of business license will be extended to June 30, 2010 due to global financial crisis. During this period, Heilongjiang Weikang’s operation complies with the laws.

Heilongjiang Office of the State Administration for Industry and Commerce (seal)
August 7,2009